ACCOUNTANTS' CONSENT






The Board of Directors
Buckhead America Corporation:


   We consent to the incorporation by reference in the Registration Statement on Form S-8 of Buckhead America Corporation of our report dated August 29, 1996, with respect to the financial statements of The Lodge Keeper Group, Inc., included in Buckhead America Corporation Form 8-K/A (Amendment No. 1) dated May 8, 1997, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP





Columbus, Ohio
August 6, 1997